UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Cytec Industries Inc.

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CYTEC INDUSTRIES INC.
5 GARRET MOUNTAIN PLAZA
WEST PATERSON, NJ 07424

Notice of Annual Meeting
of Common Stockholders to be held
April 21, 2005

March 11, 2005

To Our Stockholders:

     We will hold the Annual Meeting of Common Stockholders of Cytec Industries Inc. at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, on Thursday, April 21, 2005, at 1:00 p.m. The purpose of the meeting is (i) to elect four directors, (ii) to ratify the selection of KPMG LLP as the Company’s auditors for 2005, and (iii) to transact any other business that properly comes before the meeting.

     You must have been a holder of common stock at the close of business on February 23, 2005 to be entitled to notice of and to vote at the meeting or at any postponement or adjournment.

     Since stockholders cannot take any action at the meeting unless a majority of the outstanding shares of common stock is represented, it is important that you attend the meeting in person or are represented by proxy at the meeting.

     If you cannot attend the meeting, please promptly submit your proxy by telephone, Internet or by signing and dating the enclosed proxy card and mailing it in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors, R. Smith Secretary

Table of Contents

About the Meeting	1

Corporate Governance	2

The Board of Directors and Board Committees	5

Audit Committee Report	7

Agenda Item 1: Election of Directors	9

Agenda Item 2: Ratification of the Appointment of the Auditors	12

Fees Paid to the Auditors	13

Cytec Stock Ownership by Directors and Officers	14

Security Ownership of Certain Beneficial Owners	16

Executive Compensation	17

Equity Compensation Plan Information	21

Employment and Severance Arrangements	21

Compensation and Management Development Committee Report	23

Performance Graph	27

Compensation Under Retirement Plans	28

Compensation of Directors	28

Timely Submission of Stockholder Proposals	29

Attendance at Annual Meeting	30

Other Matters	30

CYTEC INDUSTRIES INC.
5 GARRET MOUNTAIN PLAZA
WEST PATERSON, NJ 07424

Proxy Statement for
Annual Meeting of Common Stockholders
to be held April 21, 2005

March 11, 2005

     This proxy statement contains information relating to the Annual Meeting of Common Stockholders of Cytec Industries Inc., which will be held on Thursday, April 21, 2005, beginning at 1:00 p.m., at the Marriott at Glenpointe Hotel, Teaneck, New Jersey 07666, and at any postponement or adjournment of that meeting. Cytec is first sending this Proxy Statement and the enclosed form of proxy to stockholders on or about March 11, 2005.

ABOUT THE MEETING

What is the purpose of the meeting?

     At the annual meeting, stockholders will vote (i) to elect four directors, and (ii) to ratify the selection of KPMG LLP as Cytec’s auditors for 2005. In addition, Cytec’s management will be present to report on Cytec and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, February 23, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting in order to obtain an admission ticket.

What is a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. A quorum is necessary in order for business to be conducted at the meeting. As of the record date, 40,061,795 shares of Cytec common stock were outstanding. Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     The accompanying proxy is solicited by Cytec’s Board of Directors. You may vote by telephone or via the Internet by following the instructions on the enclosed proxy card or you may complete and properly sign the accompanying proxy card and return it to Cytec. If voted by any of these methods, your vote will be cast as you direct. Do not return the proxy card if you vote by telephone or via the Internet. Even if you plan to attend the meeting, it is desirable that you vote in advance of the meeting.

May I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Cytec either a notice of revocation or a duly executed proxy card bearing a later date. A vote by telephone or via the Internet may be revoked by executing a later-dated proxy card, by subsequently voting by telephone or through the Internet, or by attending the annual meeting and voting in person.

How do I vote my Savings Plan shares?

     If you participate in the Cytec Employees’ Savings and Profit Sharing Plan, shares of Cytec’s common stock equivalent to the value of the common stock interest credited to your account under that plan will be voted automatically by the trustee in accordance with your proxy, if the proxy is received by April 15, 2005. Otherwise, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

What are the Board’s recommendations?

     The Board of Directors recommends that you vote (i) to elect the nominated slate of directors, and (ii) to ratify the appointment of KPMG LLP to audit Cytec’s 2005 consolidated financial statements. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with this recommendation.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their own discretion.

CORPORATE GOVERNANCE

     The Board of Directors seeks to ensure that Cytec’s business is managed in the best long-term interests of its stockholders. Cytec’s business is conducted by its employees under the direction of its Chief Executive Officer (“CEO”) and Cytec’s other officers and managers. The Board of Directors provides oversight to the CEO and other officers and managers as it reviews and approves Cytec’s major business and financial strategies. The Board also approves significant capital projects and commitments, acquisitions, divestitures and long-term financings. The Board is responsible for hiring and assessing the performance of the CEO and determining his compensation and, through the Compensation Committee, the compensation of Cytec’s other officers. The Board regularly reviews succession planning strategy and plans for the CEO and other senior officers. The Board believes that it is critical that Cytec operate in compliance with all applicable laws and to the highest ethical standard. The Board believes that the long-term interests of Cytec’s stockholders are advanced by appropriately addressing concerns of other stakeholders affected by Cytec’s actions, including Cytec’s employees and the communities in which it operates.

     A summary of certain important corporate governance practices follows:

Director Independence

     A majority of our directors must be independent directors under the New York Stock Exchange (“NYSE”) Listed Company rules. The NYSE rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with Cytec). In addition to the NYSE rules regarding independence, the Board has adopted the following standards in determining whether a director has a material relationship with Cytec:

  the individual may not have been an employee of Cytec or any of its affiliates within the preceding five years the individual may not have within the previous five years been affiliated with or employed by an entity that has served as an auditor to Cytec within the last five years,

  the individual may not have been part of an interlocking directorate in which an executive officer of Cytec serves on the compensation committee of another corporation that employs such person no immediate family member of the individual may fall within any of the preceding three categories the individual may not have received any compensation from Cytec within the past year other than for serving as a director

Based on these independence standards and all of the relevant facts and circumstances, the Board determined that the following directors are considered independent: John E. Akitt, Chris A. Davis, Anthony G. Fernandes, Louis L. Hoynes, Jr., Dr. Barry C. Johnson, William P. Powell, Jerry R. Satrum and James R. Stanley.

Standards for Directors

     In addition to the independence requirements, our Board has established the following standards for individuals to serve on Cytec’s Board of Directors:

  Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders

  Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively

  Directors are required to inform the Chairman of the Board of any significant change in their personal circumstances, including a change in their principal job responsibilities or acceptance of another directorship

  Directors are not eligible for re-election as a director on or after their 72nd birthday

Principles of Corporate Governance/Committee Charters/Codes of Ethics

     Cytec has published on its website (www.cytec.com) its Principles of Corporate Governance, the charter of each of the Audit, Compensation and Management Development, Environmental, Health and Safety, and Governance Committees of the Board, as well as its Code of Conduct that applies to all employees, Code of Ethics for Financial Executives and Code of Ethics for Senior Executives. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer and the principal accounting officer, may be approved only by the Board and any such waivers or amendments will be disclosed promptly by Cytec by posting such waivers or amendments on its website. Copies of each of the Principles of Corporate Governance, the Committee charters and the codes of ethics referred to above are also available free of charge by writing to our Secretary, C ytec Industries Inc., 5 Garret Mountain Plaza, West Paterson, New Jersey 07424.

Executive Sessions of Non-Employee Directors

     Non-employee directors ordinarily meet in executive session without management present at regularly scheduled Board meetings and may meet at other times at the discretion of the presiding independent director or at the request of any non-employee director. Additionally, all of the independent directors meet at least once annually without management or non-independent directors present. The presiding director at such sessions rotates among the chairs of the Governance Committee, the Audit Committee and the Compensation and Management Development Committee on an annual basis.

Stockholder Communications with the Board of Directors

     Stockholders may communicate directly to the Board of Directors or all of the non-management directors as a group with regard to Cytec. Any such communication may be mailed to the Cytec Compliance Office, Cytec Industries Inc., 5 Garret Mountain Plaza, West Paterson, New Jersey 07424 or submitted in any other manner described on Cytec’s web site (www.cytec.com).

All such communications shall be promptly reviewed by Cytec’s Compliance Office and sent to the Board of Directors or all of the non-management directors as a group, as appropriate.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors is divided into three classes, the terms of which expire at the annual meetings in the following years:

2005	2006	2007

Anthony G. Fernandes	John E. Akitt	Chris A. Davis
David Lilley	Barry C. Johnson	Louis L. Hoynes, Jr.
Jerry R. Satrum	James R. Stanley	William P. Powell

     The Board of Directors held eight meetings during 2004. All members of the Board attended all of the meetings of the Board and of the Committees on which they served, except four directors missed one meeting of the Board and any Committee meetings held in conjunction therewith. All members of the Board attended the 2004 Annual Meeting of Stockholders.

Committees of the Board

     To increase its effectiveness and efficiency, the Board of Directors has established four committees to which it has delegated substantial responsibilities. Set forth below is certain information about those Committees.

  Audit Committee. Our Audit Committee is comprised of Ms. Davis (Chair) and Messrs. Fernandes, Powell and Satrum. The Audit Committee is empowered by the Board of Directors to, among other things, assist in the oversight of our: accounting and financial reporting processes and the integrity of our financial statements; annual audit and our internal audit function; and compliance with legal and regulatory requirements as they may impact our financial statements. The Audit Committee also has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm (the “auditors”).

  Our Board has determined that each of the members of the Audit Committee is financially literate, has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements. Our Board has also determined that each member of the Audit Committee is an independent director, based on the NYSE listing rules, the exchange on which our shares of common stock are listed, the Securities and Exchange Commission’s additional independence requirements for audit committee members, and our Principles of Corporate Governance. In addition, our Board has determined that three of the members of our Audit Committee, among them Ms. Davis, are “audit committee financial experts”, as defined in applicable Securities and Exchange Commission rules.

  The Audit Committee held ten meetings during 2004 and each member attended all of the meetings. The Audit Committee’s report on its activities during 2004 appears later in this proxy statement under the caption “Audit Committee Report”.
  Compensation and Management Development Committee. Our Compensation and Management Development Committee is comprised of Messrs. Akitt, Fernandes, Johnson and Satrum (Chair). Each of its members is an independent director based on the independence standards discussed under the heading “Director Independence” and all of the relevant facts and circumstances. This Committee approves the corporate goals and objectives relevant to our CEO and recommends the compensation for our CEO and approves the compensation for our other officers. It also approves compensation plans for Cytec’s officers, administers incentive compensation and equity-based plans, evaluates the CEO’s and other officers’ performances against established goals and objectives, and makes related recommendations. This Committee also reviews succession plans for the CEO and other executive management positions.

  The Compensation and Management Development Committee held three meetings during 2004 and its report on its activities during 2004 appears later in this proxy statement under the caption “Compensation and Management Development Committee Report”.

  Governance Committee. Our Governance Committee is comprised of Messrs. Akitt, Fernandes, Powell (Chair) and Stanley. Each of its members is an independent director based on the independence standards discussed under the heading “Director Independence” and all of the relevant facts and circumstances. This Committee was responsible for developing and recommending to the Board Cytec’s Principles of Corporate Governance and is responsible for periodically recommending changes to such principles. This Committee also makes recommendations to the Board on candidates for election to the Board and committee assignments. The Governance Committee held three meetings during 2004.

  The Governance Committee will consider nominees recommended by stockholders who submit such recommendations in writing to the Secretary of Cytec and include the candidate’s name, biographical data and qualifications. Stockholders recommending nominees must disclose the stockholder’s name and address, class and number of shares of Cytec’s stock that are owned, the length of such ownership and any relationship between the stockholder and the nominee. Stockholders must also comply with such other procedural requirements as Cytec may establish from time to time. Each nominee is evaluated by the Governance Committee and should have distinguished him or herself in a career in industry, government or academia and should be capable of offering sound advice and counsel to Cytec and its CEO. Nominees must possess the highest personal and professional ethics, integrity and values and must be eligible to serve a minimum of five years under Cytec’s age qualification rules. The Governance Committee considers not only the individual talents and skills of each nominee, but also the range of talents and skills represented by all members of the Board of Directors. The Governance Committee typically uses the services of an executive search firm to help it to identify, evaluate and attract the best candidates for nomination as director of Cytec.
  Environmental, Health and Safety Committee. Our Environmental, Health and Safety Committee is comprised of Messrs. Akitt (Chair), Johnson and Stanley. This Committee reviews, monitors and, as it deems appropriate, advises the Board of Directors with respect to the policies and practices of Cytec in the areas of occupational health and safety and environmental affairs. The Environmental, Health and Safety Committee held three meetings during 2004.

AUDIT COMMITTEE REPORT

     Our Audit Committee’s powers and responsibilities, and the qualifications required of each of its members, are set forth in the Audit Committee Charter, a copy of which was filed as Exhibit B to our March 5, 2003 Proxy Statement.

Responsibilities. Our Audit Committee meets periodically with our auditors, the internal auditors and management, including each in executive session. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls. Management has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management’s estimates and judgments and that an evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer of the effectiveness of our internal controls as required by the Securities and Exchange Commission. Our auditors, KPMG LLP (“KPMG”), are responsibl e for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America and an opinion on management’s assessment of and effectiveness of our internal controls.

Independence. As part of its responsibilities, the Audit Committee approves the fees paid to the auditors for audit and non-audit services and considers the effect of such services and the related fees on KPMG’s independence. For the year 2004, total KPMG audit fees were approximately $2.4 million; and, total KPMG non-audit fees were approximately $.6 million of which the majority was for tax services. Details regarding fees paid to KPMG during the years 2004 and 2003 are set forth in this proxy statement under the caption “Fees Paid to the Auditors”. The Audit Committee concluded that the services provided by KPMG and the compensation therefor is compatible with maintaining KPMG’s independence.

Recommendation. Acting pursuant to its Charter, the Audit Committee reviewed our audited financial statements at, and for the year ended, December 31, 2004 and discussed such financial statements with management and the auditors, and recommended to our Board of Directors that the financial statements be included in our Annual Report on Form 10-K for 2004. This recommendation was based on: the Audit Committee’s review of the audited financial statements; discussion of the financial statements with management; discussion with KPMG of the matters required to be discussed by Statement on Auditing Standards No. 61 as well as other matters including the written material disclosed below; receipt from KPMG of the written disclosures and letter required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees); receipt from KPMG of the written disclosures and letter required by Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements; receipt of the document entitled “KPMG-Our System of Quality Controls”; and KPMG’s confirmation that it would issue its opinions that the consolidated financial statements present fairly, in all material respects, the financial position of Cytec and its consolidated subsidiaries and the results of their operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America and that management’s assessment that Cytec maintained effective internal control over financial reporting as of December 31, 2004 is fairly stated, in all material respects, and that Cytec maintained effective internal control over financial reporting as of December 31, 2004, in all material respects.

C. A. Davis, Chair A. G. Fernandes W. P. Powell J. R. Satrum

February 17, 2005

AGENDA ITEM 1
ELECTION OF DIRECTORS

     In accordance with the recommendation of the Governance Committee, the Board of Directors has nominated Anthony G. Fernandes, David Lilley, Jerry R. Satrum and Raymond P. Sharpe for election as directors for three-year terms ending at the 2008 Annual Meeting. Mr. Sharpe is being nominated as a Cytec director for the first time. Each other nominee is currently serving as a director. Each nominee has consented to serve if elected. The nominees’ biographies, as well as the biographies of the other directors, are set forth below.

     The Board of Directors recommends a vote for the election of each of these nominees as directors.

     If at the time of the meeting any of the nominees is not available to serve as director, an event which the Board does not anticipate, the proxies will be voted for a substitute nominee or nominees designated by or at the direction of the Board, unless the Board has taken prior action to reduce its membership.

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Therefore, an abstention or a broker non-vote is neither an affirmative nor a negative vote, and will not have any effect on the outcome of the election.

     A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Board of Directors Membership

     Set forth below is certain information concerning the nominees and the other directors of Cytec whose terms of office will continue after the meeting.

     John E. Akitt, age 72, has been a director of Cytec since October 1999. Mr. Akitt retired as Executive Vice President of Exxon Chemical Company in 1998, having served in that capacity since 1992. Mr. Akitt is a director of Georgia Gulf Corporation.

     Chris A. Davis, age 54, has been a director of Cytec since April 2000. Ms. Davis is Chairman and Chief Executive Officer of McLeodUSA Incorporated, a telecommunication services provider, having served in this capacity since April 2002, and was Chief Operating and Financial Officer from August 2001 until April 2002. She has been a Special Limited Partner in Forstman Little & Co., a principal investor in McLeodUSA, since August 2001. Prior to her positions at McLeodUSA, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer of ONI Systems Corp. from May 2000. From July 1993 through April 2000, Ms. Davis was Executive Vice President and Chief Financial and Administrative Officer and a director of Gulfstream Aerospace Corp. and, upon General Dynamics Corporation’s acquisition of Gulfstream in July 1999, a vice president of General Dynamics Corporation. Before joining Gu lfstream in 1993, Ms. Davis held numerous financial positions during her 17 year career at General Electric Company.

McLeodUSA Incorporated filed for a prenegotiated restructuring under Chapter 11 of the U.S. bankruptcy code in January 2002 and emerged from bankruptcy court protection in April 2002. Ms. Davis is a director of McLeodUSA Incorporated, Wolverine Tube, Inc. and Rockwell Collins, Inc.

     Anthony G. Fernandes, age 59, has been a director of Cytec since July 2002. Mr. Fernandes was Chairman, Chief Executive Officer and President of Philip Services Corporation, an industrial services and integrated metals recovery company, from 1999 to 2002. Prior to joining Philip Services, Mr. Fernandes worked at Atlantic Richfield Company for more than 30 years, including from 1994 to 1999 as Executive Vice President and director. In addition, from 1997 to 1998 he was chairman of ARCO Chemical, a publicly traded company owned 80% by Atlantic Richfield. Mr. Fernandes is a director of Baker Hughes Corporation, Tower Automotive, Inc. and Black and Veatch.

     Louis L. Hoynes, Jr., age 69, has been a director of Cytec since December 1994. Until September 2004, Mr. Hoynes was elected to the Board on an annual basis by the holder of Cytec’s Series C Preferred Stock. After Cytec redeemed the Series C Preferred Stock in September 2004, Mr. Hoynes’ term automatically ended. The Board then elected Mr. Hoynes to fill a vacancy on the Board. Mr. Hoynes was Executive Vice President and General Counsel of Wyeth until his retirement on July 1, 2003, having served in that capacity since 1990. Prior to that time he was a partner in the law firm of Willkie Farr & Gallagher.

     Dr. Barry C. Johnson, age 61, has been a director of Cytec since August 2003. Dr. Johnson is Dean of Engineering at Villanova University, having been appointed to that position in 2002. Previously, he was Chief Technology Officer of Honeywell International Inc. from 2000; prior to that Dr. Johnson served as Corporate Vice President of Motorola, Inc. and Chief Technology Officer for that company’s Semiconductor Product Sector. He joined Motorola in 1976 and held a variety of technology, product development and operations leadership positions during his 16 year career with the company.

     David Lilley, age 58, has been a director of Cytec since January 1997. Mr. Lilley is Chairman (since January 1999), President (since January 1997) and Chief Executive Officer (since May 1998) of Cytec. From 1994 until January 1997, he was a vice president of American Home Products Corporation, responsible for its Global Medical Device business. Prior to that time, he was a vice president and a member of the Executive Committee of American Cyanamid Company (“Cyanamid”).

     William P. Powell, age 49, has been a director of Cytec since its formation in December 1993. Mr. Powell is a Managing Director of Williams Street Advisors LLC, an investment banking firm, having served in that capacity since May 2001. Prior thereto, he had been Managing Director, Corporate Finance, of UBS Warburg LLC and its predecessor, Dillon, Read & Co. Inc., since January 1991. Mr. Powell is a director of International Executive Service Corps and CONSOL Energy, Inc.

     Jerry R. Satrum, age 60, has been a director of Cytec since May 1996. Before his retirement from Georgia Gulf Corporation in 1998, he served as Georgia Gulf’s Chief Executive Officer (1991-1998), President (1989-1997) and Vice President - Finance and Treasurer (from its inception until 1989). Mr. Satrum has been a director of Georgia Gulf Corporation since its inception.

     Raymond P. Sharpe, age 56, has been President and CEO of Isola Group, a privately held manufacturer of base materials for printed circuit boards since June 2004.  The principal investor in Isola Group is the Texas Pacific Group.  For more than ten years prior thereto, he was CEO of the Cookson Electronics Division of Cookson Group PLC., London UK.  He served as Director of Cookson Group PLC from 1995 until 2004 and a Director of SPS Technologies Inc., a manufacturer of aerospace components from 1994 until 2004.

     James R. Stanley, age 61, has been a director of Cytec since October 2001. Mr. Stanley retired as President and Chief Executive Officer of Howmet Corporation, a manufacturer of turbine engine components used in jet aircraft and industrial gas power generation that is a wholly-owned subsidiary of Alcoa Inc. in January, 2003. He had served in that capacity since July 2000. Prior to that time, Mr. Stanley had served as a Senior Vice President of Howmet for more than five years.

AGENDA ITEM 2
RATIFICATION OF THE APPOINTMENT
OF THE AUDITORS

     RESOLVED that the appointment by the Audit Committee of the firm of KPMG LLP to audit the 2005 consolidated financial statements of Cytec Industries Inc. and its subsidiaries is hereby ratified.

     The Audit Committee has selected KPMG LLP as the auditors to perform the audit of Cytec’s financial statements for 2005. KPMG has audited Cytec’s consolidated financial statements since our inception in 1993. KPMG has offices or affiliates at or near most of the locations where Cytec operates in the United States and in other countries. KPMG has advised us that neither the KPMG lead audit partner assigned to Cytec nor the audit partner responsible for reviewing the Cytec audit has performed audit services for Cytec in each of the five previous fiscal years. KPMG is an independent registered public accounting firm.

     Before making its recommendation for appointment, the Audit Committee considered KPMG’s qualifications. This consideration included a review of KPMG’s performance in prior years, its independence, as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with KPMG. In February 2005, KPMG advised the Audit Committee that it believed that the resolution of all litigation against KPMG will not affect its ability to serve as independent accountants for Cytec.

     Representatives of KPMG are expected to attend the 2005 Annual Meeting and may make a statement if they desire to do so. They will be available to respond to appropriate stockholder questions at the meeting.

     We are asking our stockholders to ratify the selection of KPMG as our auditors. Although ratification is not required by our by-laws or otherwise, the Board of Directors is submitting the selection of KPMG to Cytec’s stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select different auditors at any time during the year if it determines that such a change would be in the best interests of Cytec and its stockholders.

     Approval of this proposal to ratify the appointment of KPMG as Cytec’s auditors requires the receipt of the affirmative vote of a majority of the shares of Cytec’s common stock present in person or by proxy at the Annual Meeting and entitled to vote. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified. If Agenda Item 2 does not pass, the selection of auditors will be reconsidered by the Audit Committee.

     Our Board of Directors unanimously recommends that stockholders vote for the proposal to ratify the Audit Committee’s selection of KPMG as Cytec’s auditors for 2005.

FEES PAID TO THE AUDITORS

     Pre-Approval Policies and Procedures. The Audit Committee is required to pre-approve the audit and non-audit services performed by the auditors in order to assure that the provision of such services does not impair the auditors’ independence. The Audit Committee specifically pre-approves all audit fees, audit related fees, tax service fees and all other fees. The Audit Committee has delegated authority to the Chair of the Committee to approve any services not exceeding $50,000 not specifically pre-approved by the Committee provided that disclosure of such services and fees is made to the Audit Committee at the next scheduled meeting following such approval. During the years ended December 31, 2004 and 2003, all services provided by the auditors received specific pre-approval.

     Audit Fees. The aggregate fees billed by KPMG and its affiliates for professional services rendered for the audit of our consolidated financial statements and management’s assessment of and effectiveness of our internal controls and for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the years ended December 31, 2004 and 2003 were approximately $2.4 million and $1.5 million, respectively. The increase in audit fees is primarily related to the new requirement to issue a report on management’s assessment of and effectiveness of our internal controls.

     Audit-Related Fees. The aggregate fees billed by KPMG for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under the caption “Audit Fees” above, during the years ended December 31, 2004 and 2003 were approximately $.1 million and $.03 million, respectively.

     Tax Fees. The aggregate fees billed by KPMG for tax services, principally services regarding the preparation of our international legal entities’ income tax returns, during the years ended December 31, 2004 and 2003 were approximately $.5 million and $.4 million, respectively, all of which were pre-approved by the Audit Committee.

     All Other Fees. Cytec did not utilize KPMG for any other services during the years ended December 31, 2004 and December 31, 2003.

As advised in the Audit Committee Report, the Audit Committee considered whether, and concluded that, provision of these services is compatible with maintaining KPMG’s independence.

CYTEC STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

     The following table sets forth, as of January 31, 2005, the total beneficial ownership of Cytec’s Common Stock by Cytec’s directors and the five executive officers named in the Summary Compensation table (see the “Executive Compensation” portion of this proxy statement):

Beneficial Stock Ownership of Directors & Officers

Name	Record & Street Name Shares(1)	+	Savings Plan Shares(2)	+	Deferred Stock Shares(3)	+	Stock Option Shares(4)	=	Total Beneficial Ownership
J. E. Akitt	1,606		–		781		18,000		20,387
W. N. Avrin	31,967		9,809		–		135,347		177,123
J. P. Cronin(5)	77,291		28,442		60,393		392,250		558,376
C. A. Davis	1,199		–		–		18,000		19,199
A. Fernandes	2,223		–		781		4,500		7,504
L. L. Hoynes, Jr	819		–		–		–		819
B.C. Johnson	1,029		–		–		1,500		2,529
D. Lilley(5)	63,289		6,006		113,312		1,139,999		1,322,606
W. P. Powell	5,900		–		–		33,000		38,900
J. R. Satrum	11,395		–		–		33,000		44,395
R. P. Sharpe	–		–		–		–		–
R. Smith(5)	26,785		23,249		4,202		78,849		133,085
S. C. Speak	14,759		4,966		4,202		42,266		66,193
J. R. Stanley	1,528		–		–		9,000		10,528

All directors and
officers as a group
(18 persons)(5)	301,246		98,956		211,638		2,286,381		2,898,221

(1)

Includes Performance Shares which are subject to possible forfeiture if conditions to vesting are not met. Also includes for Mr. Powell shares held in the Powell Family Foundation, for Mr. Fernandes, shares in a family trust and for each of Mr. Avrin and Mr. Cronin, shares owned jointly with his spouse.

(2)

Represents the officers’ proportionate share of Cytec Common Stock held by the Cytec Employees’ Savings & Profit Sharing Plan at January 31, 2005 and in the case of Messrs. Cronin and Smith, also includes shares held in Individual Retirement Accounts.

(3)	Shares issuable under 1993 Stock Award and Incentive Plan following termination of employment or, as to Messrs. Akitt and Fernandes, retirement from the Board of Directors.

(4)	Shares which may be acquired within 60 days through the exercise of stock options, regardless of whether the exercise price is below, at or above the current market price of Cytec’s common stock.

(5)

The number of shares shown excludes the following shares as to which beneficial ownership is disclaimed: 2,900 shares owned by Mr. Cronin’s wife; 200 shares owned by Mr. Lilley as custodian for a child; 1,000 shares owned by Mr. Smith’s wife and 4,100 shares for all directors and officers as a group.

     As of January 31, 2005, Mr. Lilley beneficially owned approximately 3.2%, Mr. Cronin beneficially owned approximately 1.4%, no other officer or director individually owned beneficially as much as 1%, and all officers and directors as a group beneficially owned approximately 6.8%, of the total shares of outstanding Cytec common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on our review of the copies of 70 forms received by us, we believe that during 2004 all filings required under Section 16(a) of the Securities Exchange Act of 1934 were complied with by our directors, officers and greater than ten-percent beneficial owners, except that each of Mr. Akitt, Mr. Fernandes, Mr. Cronin, Mr. Lilley, Mr. Wozniak and Mr. Drillock reported late receipt of a dividend on deferred stock awards paid in additional shares of deferred stock and Mr. Speak and Mr. Fleming reported late their initial ownership position.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	UCB, S.A. (1) Allee de la Recherche 60 B-1070 Brussels, Belgium	5,772,857 Shares	12.6%

Common Stock	Vanguard Fiduciary Trust Company on behalf of the Cytec Employees’ Savings and Profit Sharing Plan (2) 500 Admiral Nelson Blvd., Malvern, PA 19355	2,684,500 Shares	6.8%

(1)

On February 28, 2005, Cytec issued 5,772,857 shares of its common stock to UCB, S.A. in connection with its purchase of UCB’s surface specialties business. Under the terms of a stockholders agreement between Cytec and UCB, UCB agreed to reduce its stake in Cytec to less than 9% within three years, less than 7% within four years and less than 5% within five years. UCB also agreed to vote its shares on certain matters, including the election of directors, in accordance with the recommendation of management. Because UCB acquired its shares after the record date, UCB is not entitled to vote its shares at the Annual Meeting of stockholders.

(2)

Per Schedule 13G, Amendment No. 11, dated February 2, 2005 which reports as of December 31, 2004, shared power to vote and dispose as to all shares. Percent of class based on shares outstanding at December 31, 2004.

EXECUTIVE COMPENSATION
Summary Compensation Table

				Long Term Compensation Awards
		Annual Compensation(1)(2)		Restricted Stock Awards(3)	Securities Underlying Options(4)	All Other Compensations(5)
Name and Principal Position	Year	Salary	Bonus

D. Lilley	2004	$707,000	$1,141,805	$700,000	100,000	$65,009
Chairman, President	2003	$687,000	$ 759,135	$700,000	130,000	$89,925
and Chief Executive Officer	2002	$670,000	$1,053,575	$700,000	130,000	$26,996

J. P. Cronin	2004	$369,000	$ 345,072	$280,000	42,000	$35,862
Executive Vice President and	2003	$360,000	$ 257,443	$280,000	60,000	$39,360
Chief Financial Officer	2002	$353,000	$ 359,178	$280,000	60,000	$10,590

S. C. Speak	2004	$289,000	$ 221,104	$136,000	25,000	$26,288
President - Cytec Engineered
Materials

W. N. Avrin	2004	$266,000	$ 203,490	$136,000	20,000	$24,674
Vice President - Corporate and	2003	$260,000	$ 152,100	$136,000	28,000	$26,498
Business Development	2002	$252,000	$ 209,790	$136,000	28,000	$10,144

R. Smith	2004	$251,000	$ 191,909	$136,000	20,000	$23,029
Vice President, General Counsel	2003	$240,750	$ 140,839	$136,000	20,000	$23,995
and Secretary (from January	2002	$225,000	$ 187,313	$136,000	20,000	$ 9,128
2002)

(1)	Includes amounts earned with respect to fiscal year, whether paid in that year or deferred.

(2)

There was no “Other Annual Compensation” paid, payable or accrued to any of the named officers during any of the three years greater in amount than the lesser of $50,000 or 10% of such officer’s annual salary plus bonus in the applicable year.

(3)

Represents the value at the date of grant of Performance Shares granted during 2002, 2003 and 2004 under Cytec’s 1993 Plan. Performance shares vest, in the case of the 2002, 2003 and 2004 grants, after completion of the respective 2004, 2005 and 2006 performance periods, depending upon the achievement of earnings targets. The target for the 2004 performance period was achieved at the 200% level and the Performance Shares granted in 2002 were distributed to the recipient, or, at the recipient’s election, canceled and replaced with an equivalent Deferred Stock Award payable after the officer’s retirement. At December 31, 2004, after giving effect to the January 2005 distributions or cancellations and replacements with respect to the 2004 performance period, the total Performance Shares held by the named officers were valued at the closing price of Cytec stock on that date as follows: Mr. Lilley 45,080 shares - $2,318,014; Mr. Cronin 18,032 shares - $927,205; Mr. Speak 8,759 shares - $450,388; Mr. Avrin 8,759 shares - $450,388; and Mr. Smith 8,759 shares - $450,388. Holders of Performance Shares are entitled to vote such shares, but are not entitled to receive any dividends on such shares unless and until such shares vest, in which case the holders will receive accrued but unpaid dividends retroactive to the issue date, without interest.

(4)	Options were granted without tandem Stock Appreciation Rights.

(5)

The amounts listed for each named officer consist of matching contributions and profit sharing contributions to the Cytec Employees’ Savings and Profit Sharing Plan and the Cytec Supplemental Savings and Profit Sharing Plan with respect to the employees’ base salary and bonus paid in that year.

The following tabulation shows, as to the executive officers named, information with respect to employee stock options and stock appreciation rights.

Stock Option/SAR Grants In 2004

	Options Granted (shares)	Percent of Total Options/SARS Granted to Employees in Fiscal Year	Exercise of Base per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name					5%	10%

D. Lilley	100,000	14.8%	$37.11	1/20/14	$2,333,800	$5,914,400

J. P. Cronin	42,000	6.2%	$37.11	1/20/14	$980,200	$2,484,000

S. C. Speak	25,000	3.7%	$37.11	1/20/14	$583,500	$1,478,600

W. N. Avrin	20,000	3.0%	$37.11	1/20/14	$466,800	$1,182,900

R. Smith	20,000	3.0%	$37.11	1/20/14	$466,800	$1,182,900

Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter. None of the named officers received any stock appreciation rights.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year End Option Values(1)

	# Shares Acquired on Exercise	Value Realized	Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised In- The-Money Options at Fiscal Year End (3)

Name			Exercise- able (2)	Unexercise- able (2)	Exercise- able (2)	Unexercise- able (2)

D. Lilley	–	$–	1,019,999	230,001	$21,418,223	$4,761,627
J. P. Cronin	52,800	$1,730,475	338,250	102,000	$7,355,391	$2,138,220
S. C. Speak	19,933	$486,927	18,933	48,334	$365,960	$952,567
W. N. Avrin	7,650	$259,144	110,014	48,001	$2,482,846	$1,003,587
R. Smith	8,890	$268,332	58,849	40,001	$1,420,332	$798,626

(1)	None of the named officers hold any stock appreciation rights.

(2)	Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter.

(3)	Total value of options based on the closing price of Company stock of $51.42 per share on December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth, as of December 31, 2004, the number of shares of Cytec’s common stock issuable upon the exercise of outstanding options, warrants and rights and their weighted average exercise price.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity Compensation	5,342,575		$30.47	1,905,808
Plans Approved by
Stockholders

Equity Compensation	1,859	[1]	$6.46	0
Plans Not Approved
by Stockholders

1.

In connection with its acquisition of all of the outstanding common stock of The American Materials & Technologies Corporation (“AMT”) in 1998, Cytec agreed to convert all then outstanding options and warrants to acquire AMT common stock issued under any of AMT’s plans into options and warrants to buy Cytec common stock.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     All salaried Cytec employees in the United States, including the named officers, have signed Cytec’s standard form employment agreement. The agreement provides for the initial salary paid to the employee for services performed by the employee, the confidentiality and non-use of proprietary information, assignment of inventions and improvements, a non-competition clause and termination of employment. The notice of termination period is one month, except in the case of termination for cause when no prior notice is required.

     The restricted stock awards (including performance stock awards), stock options and deferred stock awards referred to in the Beneficial Stock Ownership of Directors & Officers table, the Summary Compensation table and under “Compensation of Directors” are awarded under the 1993 Plan. In the event of a “change of control” (as defined in the 1993 Plan), (i) any award under that Plan carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other award granted under the 1993 Plan will lapse and such awards will be deemed fully vested and (iii) any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

     The Board of Directors has adopted an executive income continuity plan to aid in the retention of key employees and to reinforce and encourage the continuing attention, dedication and loyalty of executives in the senior management group without the distraction of concern over the possibility of involuntary or constructive termination of employment resulting from unforeseen developments, by providing income continuity for a limited period. The plan provides for payments to members upon termination of employment, unless such termination is (i) on account of death, disability or retirement, (ii) by Cytec for cause, or (iii) by the member without good reason (as defined in the plan). Generally, “good reason” for termination by a member involves actions by Cytec inconsistent with the member’s status or with Cytec’s traditional compensation policies. Members of the plan consist of the chairman, cor porate vice presidents, and such other employees as are designated by the Compensation and Management Development Committee. In general, the plan provides for payments upon termination of employment of an amount equal to annual salary and bonus (three times annual salary and three times bonus after a “change in control” as defined in the plan). The plan also provides for certain miscellaneous payments, including relocation payments, legal fees, and expenses incurred in seeking new employment. The benefits of this Plan are not available to any employee who is then currently eligible to retire with a pension based on credited service to age 65 or, in any event, for any period beyond the employee’s sixty-fifth birthday.

     Under Cytec’s Executive Supplemental Employees Retirement Plan, in the event of a change in control, certain employees, including each officer named in the Summary Compensation Table, are automatically elected members of the plan. In this event, each such officer will be credited with five additional years of service (but not beyond age 65), there will be included in pensionable compensation the amount, if any, by which such officer’s target incentive compensation exceeds one third of base compensation and, under certain conditions the value of the benefit under this plan, as well as the benefit under other non-qualified pension plans, would be paid immediately as a lump-sum distribution.

     The Board of Directors has adopted a Compensation Taxation Equalization Plan providing for the payment to any employee, officer or director who becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 (“the Code”) of reimbursement for the tax, plus all taxes imposed upon the reimbursement.  A 20% non-deductible excise tax applies to the compensatory payments as measured under Code Section 280G (“Compensatory Payments”) (i) that are contingent or presumed to be contingent upon a change “in the ownership or effective control” or change in the ownership of a “substantial part of the assets” of Cytec.  The “base amount” is the average annual compensation included in taxable income over the five-year period ending before the year during which the change in the ownership or effective control occurs.  The excise tax provisio ns will apply if the present value of the Compensatory Payments as of the date of change is equal to or greater than three times the “base amount”. In such instance, the 20% excise tax is then applied to the Compensatory Payments in excess of the “base amount.”

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

Committee’s Purpose

     The Compensation and Management Development Committee’s purpose is to review and approve compensation arrangements for Cytec’s officers and directors and to administer certain compensation plans (such as Cytec’s 1993 Stock Award and Incentive Plan). The Committee at various times makes recommendations for shareholder approval on these plans and also produces an annual report on executive compensation for inclusion in Cytec’s proxy statement, in accordance with applicable rules and regulations. Additionally, in the interest of orderly management of Cytec, the Committee annually reviews management development and succession plans, including establishing policies regarding succession in the event of an emergency or the retirement of the CEO. The Committee’s role, composition, duties and responsibilities are set forth in its charter which was approved by the Board of Directors. The charter m ay be viewed on Cytec’s web site (www.cytec.com).

     The Compensation and Management Development Committee is composed of Messrs. Akitt and Satrum being members for at least three years; Mr. Fernandes was elected as a member of the Committee in October, 2003 and Dr. Johnson was elected as a member of the Committee in October 2004. Each of its members is an independent director based on the independence standards discussed under the heading “Director Independence” and all of the relevant facts and circumstances. During 2004 the Committee met three times. In addition to reviewing and approving the compensation arrangements for Cytec’s officers and directors, major actions taken by the Committee included granting stock options under the terms of Cytec’s 1993 Stock Award and Incentive Plan, a formal review of the development and succession plans of Cytec’s key executives and a review of Board of Director compensation. As a result of the latter review and in line with emerging trends, the Compensation & Management Development Committee recommended increasing the Audit Committee Chair’s annual retainer fee (increased to $10,000 from $5,000). This recommended change was approved by the Board of Directors and is effective January 1, 2005.

Executive Compensation Philosophy

     Cytec’s compensation philosophy emphasizes long-term performance and success as exemplified by the program’s structure. Cytec maintains lower fixed-costs associated with its cash compensation programs and correspondingly offers significant upside potential based upon achievement of stock-based, financial, and individual goals. As an example, approximately 80% of the Chief Executive Officer’s (“CEO”) targeted compensation is at risk. Cytec’s executive compensation program is primarily set to be competitive with mid-sized specialty chemical companies which Cytec views as competitors for business, employee talent, and stockholder investments.

Compensation Components

     CEO and other officers compensation has been reviewed on an annual basis by the Committee utilizing comparative information provided by management and which is supported by compensation information provided by an executive compensation consulting firm. The executive compensation consulting firm is retained by the Committee and reports its findings, advice and guidance on future executive compensation reviews and programs directly to the Committee.

     Base Salaries – are targeted slightly below median competitive levels and when combined with the other components of the compensation program, are set to attract and retain qualified executives and managers. Changes in base salaries are made after considering relative competitive positions, individual performance, and general salary levels within Cytec and comparable industry groups.

     Annual Bonuses – provide an opportunity to earn additional cash rewards for yearly business success. The incentive bonus targets for officers are set annually and are expressed as a percentage of base salary. In addition, the Committee approves the performance goals at the beginning of each fiscal year and then, based on attainment or non-attainment of these corporate performance goals, approves the payment of the bonus amount after completion of the fiscal year. The corporate goals for 2004 target bonuses consisted of specific components weighted as follows: Earnings Per Share (60%); and other specific performance factors, which are measured subjectively (40%). The maximum award is 200% of target. In the case of Messrs. Shane D. Fleming and Steven C. Speak, the weighting is based 70% on their respective business unit goals and 30% on the corporate goals.

     Long-Term Incentives – provide a reward for business success in future years and, being based on performance, are linked to stockholders’ interests. Cytec’s long-term incentives granted in January 2004 and payable in future years, consist of two types of grants:

     (1) Performance stock, which may or may not vest at the end of the 2006 performance period depending on the attainment of specific earnings per share growth goals set by the Committee.

     (2) Stock options, which encourage executives to enhance the value of Cytec’s common stock by offering them an opportunity to buy the shares at the market price on the date of grant over the term of the option contract.

     Performance stock is Cytec’s common stock registered in the executive’s name which carries voting rights but is restricted from resale until earned by achievement of performance targets, and is forfeited if performance targets are not achieved during the performance period. Any dividends (if declared on the common stock) accrue to the Performance Stock Award and are not paid until achievement of the performance targets.

     Each year, the Committee determines the amount and proportion of each type of long-term incentive for each officer.

Compensation at Risk

     The annual bonus and performance stock are “at risk” forms of compensation in that they do not become payable except to the extent that Cytec’s business objectives are attained. Similarly, stock options are “at risk” in that their value depends upon success in enhancing stockholder value.

Alignment with Stockholder Interests

     The compensation program is designed to contribute to the long-term success of Cytec by meeting the following objectives:

  To compensate fairly for financial and strategic success and the enhancement of stockholder value.

  To attract and retain competent managers and professionals who are performance-oriented.

  To reinforce a commitment to actions that will contribute to the long-term success of Cytec.

  To encourage the ownership of Cytec stock so that management’s long-term financial interests are closely linked with success in serving the long-term interests of Cytec’s stockholders. This objective is demonstrated by having aggressive stock ownership guidelines.

Executive Stock Ownership Guidelines

     Every director, officer and key executive is expected to attain (within a defined time period) and hold an ownership stake in Cytec that is a specified multiple of his or her salary. These guidelines are as follows:

Position	Multiple of Annual Base Salary
Chief Executive Officer	8
Executive Committee Member	5
Other Officers	3
Business Unit Presidents	3
Directors	5

     Covered employees and members of the Board of Directors are expected to be in compliance with these ownership guidelines within five years from their date of appointment. The multiple for directors is based on their annual retainer for Board membership.

     Shares owned directly or in street name, shares held in Cytec’s savings plan, vested restricted shares, and deferred shares are counted in the ownership calculation.

CEO Compensation

     Mr. Lilley’s salary was increased for 2004 from $687,000 to an annual rate of $707,000, and his target bonus for 2004 was set at 95% of his base salary. For the 2004 performance period, based upon the level of achievement of Cytec’s earnings and other factors as described earlier, the Committee determined that in accordance with the Incentive Compensation Plan, Mr. Lilley earned an annual bonus payment of $1,141,805, which is 161% of his full year’s salary. In January 2005, Mr. Lilley was granted 14,709 shares of performance stock that will vest at the end of 2007 provided certain financial targets are met and an option to purchase 100,000 shares. The Committee also determined that Performance Stock Plan Targets established for the three year performance period 2002 – 2004 were met and that Mr. Lilley earned 29,167 shares in accordance with these previously established goals. Following the ch ange in base salary, the CEO’s base salary and bonus target remained below the peer group’s competitive median. In the aggregate, the stock options and performance stock awards granted in 2004 were at the median levels of the peer group.

     Tax-Deductibility of Compensation – The Committee’s objective is to design and implement programs that allow for the maximum tax deductibility of compensation paid to the CEO and other executive officers, while preserving the Committee’s flexibility to maintain competitive compensation programs. Executives, while encouraged to elect deferral of amounts that are in excess of deductible limits, are afforded the individual choice not to do so.

     The Committee believes that the compensation program established for Cytec has contributed to retaining and motivating highly qualified management personnel and to the significant increase in stockholder value achieved by Cytec since its formation at the end of 1993.

Compensation and Management Development Committee

J. R. Satrum, Chairman
J. E. Akitt
A. G. Fernandes
B. C. Johnson

January 19, 2005

PERFORMANCE GRAPH

     The graph set forth below is based on the assumption that $100 had been invested in Cytec’s common stock and in each index on December 31, 1999, with reinvestment of dividends at market prices. The total cumulative dollar returns represent the value such investments would have had on December 31, 2004.

Five-Year Cumulative Total Stockholder Return

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
Cytec Industries Inc.	$100	$174	$117	$119	$167	$226
S&P © 500	$100	$91	$80	$ 62	$ 80	$ 89
S&P © 500 Specialty Chemicals	$100	$83	$ 89	$100	$120	$138

Copyright © 2005, Standard & Poor’s, a division of
The McGraw-Hill Companies, Inc. All rights
reserved.

COMPENSATION UNDER RETIREMENT PLANS

     The Cytec employees’ retirement program provides most U.S. employees, including the officers named in the Summary Compensation Table, with an annual defined pension benefit upon retirement which is made up of the sum of three components: (i) a benefit which, in general, is equal to 1.67% of the retiree’s average base salary plus actual annual bonus (up to one-third of base salary) during the highest five of the last ten years of service (but not beyond the year 2003) times the number of years of service at Cyanamid, subject to certain adjustments including a social security offset (this benefit component does not apply in the case of Mr. Lilley, Mr. Smith and Mr. Speak), plus (ii) a benefit which, in general, is equal to 1.33% of the retiree’s base salary plus actual annual bonus (up to one-third of base salary) for each year of service at Cytec (for any Cytec employee whose pension calc ulated as provided in (i) and (ii) above would exceed the limit on benefits payable from a pension plan qualified under the Internal Revenue Code, such excess is payable from the general funds of Cytec), plus (iii) for persons whom the Compensation and Management Development Committee has elected to membership in the Executive Supplemental Employees Retirement Plan, in case of retirement on or after age 60 (or earlier in certain circumstances) a supplemental benefit (also payable from Cytec’s general funds) calculated by (x) determining the benefit under the formula under (i) above based on the highest three of the last ten years of service and utilizing target bonus (not limited to one third of base salary) instead of actual bonus and (y) crediting to the retiree additional years of service under the formula described in (ii) above (but not more than five and not beyond age 65) at a rate of compensation equal to base salary plus target bonus for the final year of actual se rvice.

     The estimated annual pensions payable under this program upon retirement at age 65 and reflecting the normal form of benefit which includes a 50% joint and survivor annuity in favor of the retiree’s spouse to the officers named in the Summary Compensation Table, based upon their salaries and target bonuses as of year-end 2004, with years of actual service projected to age 65, are: Mr. Lilley, $207,628; Mr. Cronin, $200,215; Mr. Avrin $161,293; Mr. Speak, $107,278; and Mr. Smith, $103,882.

COMPENSATION OF DIRECTORS

     Directors who are not employees of Cytec or of any of its subsidiaries are paid a retainer of $25,000 per year. Such directors also receive annual retainers while chairmen ($5,000, or $10,000 in the case of the Audit Committee), or other members ($1,500) of committees of the Board of Directors on which such directors serve. Each such director is also paid a fee of $1,500 for attendance at a meeting of Cytec’s Board of Directors or stockholders and a fee of $2,000 (in the case of Committee Chairman) or $1,000 (in the case of other Committee members) for attending committee meetings, except that the attendance fees are reduced by 50% of the amounts shown in the case of telephonic meetings of the Board and its Committees. Directors who are employees are not entitled to any extra compensation by reason of their directorships or their attendance at meetings of Cytec’s Board of Directors, any committee of th e Board, or of the stockholders.

     Pursuant to the 1993 Plan, each non-employee director (for purposes of the 1993 Plan, a non-employee director does not include any employee of Cytec or its subsidiaries or affiliates) who is elected to serve as a director of Cytec for the first time automatically receives a grant of restricted shares of Cytec common stock equal to the lesser of (a) 7,500 shares and (b) the shares of common stock having a fair market value on the date the director is duly elected and qualified of $38,437.50. The restrictions on the shares of common stock granted to non-employee directors lapse one-fifth each year over a five-year period commencing on the date of grant if the non-employee director continues to be a director of Cytec on each such date. If a non-employee director’s service on the Board terminates before the award is entirely vested, any portion of the award that is not vested will revert to Cytec; provided, how ever, that if the non-employee director’s service terminates by reason of death or disability (as defined in the 1993 Plan), then any installment with respect to which the grantee had commenced (but not completed) serving the requisite amount of time to vest in such installment, will become vested. If a director elects to defer vesting until the year following his or her 70th birthday, as permitted by the 1993 Plan, then during the extended deferral period there exist certain additional grounds upon which reversion can be waived. In addition, each non-employee director automatically receives an option to purchase 3,000 shares of common stock at the time of his election to the Board and on the date of each annual meeting of stockholders, each continuing non-employee director will automatically receive an option to purchase 3,000 shares of common stock, unless the Board acts to reduce the number of shares. All options have an exercise price per share equal to the fair market value of a share of common sto ck on the date of grant. Generally, options granted to a non-employee director are for a term of ten years and become exercisable as to one-third of the shares covered by such options on the first anniversary of the date of grant, and with respect to an additional one-third of the shares covered by such options on each of the next two succeeding anniversaries of the date of grant. Upon the occurrence of a “Change in Control” (as defined in the 1993 Plan), all outstanding options held by non-employee directors become immediately exercisable and all restricted stock awards become immediately nonforfeitable in full.

     Other personal benefit-type compensation for the entire group of directors and officers is not individually significant or reportable.

TIMELY SUBMISSION OF STOCKHOLDER PROPOSALS

     We expect to hold the 2006 annual meeting of stockholders on April 20, 2006. Proposals which stockholders intend to present at such meeting must be received by Cytec at its executive offices in West Paterson, New Jersey, by November 11, 2005, for inclusion in its notice, proxy statement and proxy relating to that meeting. In addition, Cytec’s By-Laws provide that in order for any business not specified in the notice of meeting to be properly brought before a stockholders’ meeting by a stockholder, the stockholder must have given written notice to the Secretary of Cytec which must be received at the principal office of Cytec not less than 60 nor more than 90 days prior to the meeting. (If less than 75 days’ notice or public disclosure of the date of the meeting was given, then such notice must be received by the close of business on the 15th day following the date of notice or public disclosure of the date of the meeting). The notice must describe the business desired to be brought before the meeting, the name, record address and number and class and series of shares owned by the stockholder and any material interest of the stockholder in such business.

ATTENDANCE AT ANNUAL MEETING

     The 2005 Annual Meeting of Stockholders will be held at 1:00 p.m. on April 21, 2005 at the Marriott Glenpointe Hotel, Teaneck, NJ 07666. Admission to the meeting is limited to Cytec’s stockholders or their designated representatives (including “street name” stockholders who can show that they beneficially owned Cytec’s common stock on the record date). One admission ticket to the meeting is attached to the proxy sent to each stockholder. If you intend to attend the meeting, please detach and retain the admission ticket and check the “will attend” box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

OTHER MATTERS

     Cytec will pay the cost of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of common stock. In addition to the use of the mail, proxies may be solicited by employees of Cytec personally, by telephone, by telefax or by electronic communication. Cytec has engaged Georgeson & Company Inc. to assist in the solicitation of proxies at a fee of $6,500 plus reimbursement of its out-of-pocket expenses.

     If any further business not described in this proxy statement properly comes before the meeting, the persons named in the enclosed form of proxy will vote, in their discretion, as recommended by the Board of Directors or, if no recommendation is given, all in accordance with their best judgment. Cytec did not have notice, in accordance with the By-Law described under “Timely Submission of Stockholder Proposals” of any additional matter intended to be brought before the meeting.

R. Smith Secretary

     The Compensation and Management Development Committee Report, the Performance Graph and the Audit Committee Report that appear in this proxy statement do not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Cytec specifically incorporates the information by reference, and shall not otherwise be deemed “filed” under said Acts.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS – Term(s) to expire at 2008 Annual Meeting					FOR	AGAINST	ABSTAIN
				2.	RATIFICATION OF KPMG LLP AS THE COMPANY’S AUDITORS FOR 2005	☐	☐	☐
FOR the election of
	01 Anthony G. Fernandes 02 David Lilley 03 Jerry R. Satrum 04 Raymond P. Sharpe	WITHHOLD AUTHORITY to vote for the Election of Directors
Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
	☐	☐
To withhold authority to vote for the election of any individual candidate, write that person’s name on this line.			Will attend annual meeting
☐
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature _____________________________ Signature _____________________________ Date __________ 2005
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cyt Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
please do NOT mail back your proxy card.

Admission Ticket

CYTEC INDUSTRIES INC.
Annual Meeting
of
Common Stockholders
April 21, 2005
1:00 p.m.
Marriott at Glenpointe
Teaneck, NJ 07666

PROXY	CYTEC INDUSTRIES INC. ANNUAL MEETING OF COMMON STOCKHOLDERS April 21, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS	PROXY

     The undersigned hereby appoints D. Lilley, J. P. Cronin and R. Smith, and each of them jointly and severally, Proxies with full power of substitution, to vote as designated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting, all shares of common stock of Cytec Industries Inc. held of record by the undersigned on February 23, 2005 at the Annual Meeting of Common Stockholders to be held on April 21, 2005 or any adjournment thereof.

     If you are a participant in the Cytec Industries Inc. Employee Stock Purchase Plan or Employee Savings Plan or the Employee Savings and Profit Sharing Plan, this proxy constitutes your direction to the Trustee of such plan to vote as directed on the reverse side your proportionate interest in the shares of common stock held in the plan. In order for the Trustee to receive your direction in time to vote, your proxy must be received by April 15, 2005. If your proxy is not received by April 15, 2005, the share equivalents credited to your account will be voted by the Trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO ITEMS IDENTIFIED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE TWO ITEMS.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

If you intend to attend the Annual Meeting, please be sure to check the
“will attend annual meeting” box on the reverse side of the Proxy.

DIRECTIONS:
The Marriott at Glenpointe is located at 100 Frank W. Burr Boulevard in Teaneck, New Jersey with direct access to Routes l-95 and l-80

FROM NEW YORK/GEORGE WASHINGTON BRIDGE:
Take Route l-95/l-80 local lanes to Exit 70 Teaneck.

FROM THE LINCOLN TUNNEL AND N.J. TURNPIKE:
Take the New Jersey Turnpike North to Exit 18W. Go straight through the toll plaza and follow signs for l-95 North. Stay in the local lanes to Exit 70. After exiting, follow signs for Teaneck/Exit 70B. The Hotel is on the right.

FROM ROUTE 4:
Take the Teaneck Road/Ridgefield Park Exit. Stay on Teaneck Road until you reach Degraw Avenue (5 traffic lights), and make a left. The Hotel is on the left at the next traffic light.

FROM THE GARDEN STATE PARKWAY & ROUTE 80 EAST:
Exit off the Garden State Parkway at Exit 159. Follow signs for Route l-80 East, stay in local lanes to Exit 70 then 70B - Teaneck. The Hotel will be on your right after crossing over the highway.

FROM TETERBORO AIRPORT:
Follow signs for Route l-80 East, local lanes to Exit 70 Teaneck to Exit 70